UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-1/A
Amendment #3

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UPB, INC.
(Exact name of registrant as specified in its charter)
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Nevada (State or other jurisdiction of incorporation or organization)	3433 (Primary Standard Industrial Classification Code Number)	26-2720305 (I.R.S. Employer Identification Number)
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UPB, INC. 14711 Pano Lane Houston Texas 77070 (281) 733-2539 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Genesis Corporate Development, LLC 818 Rising Star Boulevard Henderson, Nevada 89014 (702) 301-7333 (Name, address, including zip code, and telephone number, including area code, of agent for service)
–––––––––––––––– Copies to: Ronald A. Davis 4412 8th Street SW Vero Beach, Florida 32968 (772) 584.3308 Fax: (772) 226.5557
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Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.    

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer		Accelerated filer	
Non-accelerated filer		Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered[1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee[2]
Common Stock, $0.001 par Value per Share	5,000,000	$0.02	$100,000	$3.93

Selling Shareholders Common Stock [3]	1,000,000	$0.02	$20,000	$0.79
Total Fee			$120,000	$4.72

[1]      No exchange or over-the-counter market exists for UPB, Inc.’s common stock.  The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
[2]     Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act”.  Estimated for the sole purpose of calculating the registration fee.
[3] Selling shareholders will sell shares at $0.02 per share until a public market develops and after that, they may sell at prevailing market prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Subject To Completion Dated  July 8, 2009

Prospectus
UPB, INC.
6,000,000 Shares of Common Stock, $0.001 Par Value
Offered at $0.02 per share

This is our initial public offering.  Our securities are not listed on any national exchange or the Nasdaq stock market.  This prospectus relates to periodic offers and sales of 6,000,000 shares of common stock by our Company and the selling security holders, which consists of:

1 to 5,000,000 shares of our common stock which we are offering on a direct basis at a price of $0.02 per share. The Company will only be able to sell the shares registered herein at $0.02 per share during the duration of the offering. However,  the 1,000,000 shares of common stock which are presently outstanding and owned by the selling stockholders, which we will receive no part of the proceeds, will be offered at $0.02 per share until and if the Company is successful in establishing a public market for its shares. At that point, the selling shareholders can sell their shares at the then prevailing market price.

There is no minimum offering. The offering period will end three-hundred and sixty (360) days from the effective date of this prospectus but may also be terminated sooner in our sole discretion. Our direct offering shares will be offered and sold on a self-underwritten, best-efforts basis through our officer and director. Our direct offering of up to 5,000,000 common shares will be sold at a fixed price of $0.02 per share and the 1,000,000 shares offered by the selling shareholders may sell at $0.02 per share until the shares are quoted on the on the Over-the-Counter Bulletin Board or traded on an exchange.  If and when the common shares begin trading on a market the Company will file a post-effective amendment to reflect the change in market price.

Because there is no minimum number of shares required to be sold and the Company has not, and may never generate revenues, our business may fail prior to the end of the offering period resulting in a complete loss of any investment made to the Company.

The Company proceeds from the sale of the new shares to be issued in this offering will be payable to Delos Stock Transfer Company-Escrow Account fbo UPB, Inc.  All subscription funds will be held in the Escrow Account pending the clearance of all checks by the depository bank and subscription agreement acceptance by the Company. Once all checks are determined to be “good funds” by the Escrow Agent, funds will be transmitted to the accounts of the Company for their immediate use.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 3 to read about certain risks you should consider carefully before buying our shares.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.02	$0.00	$0.02

Maximum	5,000,000	$100,000	$0.00	$100,000

Selling Shareholders	1,000,000	$20,000	$0.00	$0.00

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is _______________________, 2009

Stock Option Grants	45
Employment Agreements	45
Codes of Ethics	45
Corporate Governance	45
Indemnification	45
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	46
DESCRIPTION OF SECURITIES TO BE REGISTERED	47
Common Stock	47
Dividend Policy	48
Preferred Stock	48
Market for Securities	48
Equity Compensation Plan Information	48
Holders	48
Reports	48
Transfer Agent	48
AVAILABLE INFORMATION	49
INTERESTS OF NAMED EXPERTS AND COUNSEL	49
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	50
LEGAL PROCEEDINGS	51
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	51
EXPERTS	51
LEGAL MATTERS	51
FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-2
INDEMNIFICATION OF DIRECTORS AND OFFICERS	II-2
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-2
RECENT SALES OF UNREGISTERED SECURITIES	II-3
UNDERTAKINGS	II-3
SIGNATURES	II-6

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PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” on page 3.

UPB, Inc.

The terms "UPB" "we," "us", "our" “the Company” as used in this prospectus refer to UPB, Inc.

We are a development stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception. The Company was created to identify and distribute the latest and most technically advanced bowling products and provide supporting consulting services in order to maximize bowling participation and revenue generation for clients.

UPB, Inc. has no current or future plans or intentions to be acquired or to merge with an operating company nor do we, or any of our current shareholders have plans to enter into a change of control agreement or similar transaction.  Furthermore we have no current or future plans to change the management of the Company.

Investors must be aware that Gary L. Leonard, current officer and director of the Company is a major shareholder and is currently involved with Ultimate Products Corporation, and George Vogelei Sr., affiliate of the Company (officer and Director of Ultimate Products, Inc.) which is a developmental stage company that has the business objective of developing, producing and distributing, a magnesium oxide “MgO” board called “Ultimate Building Board ™”.  Ultimate Products, Inc. has not fully developed its business plan and has not realized any revenues as of the date of this registration statement.  As such, Mr. Leonard may not be able to devote adequate time to the development of UPB, Inc. resulting in a complete loss of any funds invested into UPB.  See Risk Factors beginning on page 11.

We have no revenues, have a loss since inception, have minimal operations, have been issued a going concern opinion and currently rely upon the sale of our securities and loans from our officers and directors to fund operations.

We were incorporated May 31, 2007. UPB, Inc.’s administrative office is located at 14711 Pano Lane, Houston, Texas 77070. Our telephone number is (281) 733.2539.  Website is www.upforbowling.com.

The Offering

Following is a brief summary of this offering:

Securities being offered 6,000,000 common shares	One (1) minimum to 5,000,000 shares maximum of common stock, par value $0.001 in a direct public offering. And 1,000,000 common shares, par value $0.001 offered by certain selling shareholders
Offering price per share [1]
$0.02.  Our direct offering of up to 5,000,000 common shares will be sold at a fixed price of $0.02 per share and the 1,000,000 shares offered by the selling shareholders may sell their shares at $0.02 per share until the shares are quoted on the on the Over-the-Counter Bulletin Board or traded on an exchange. At that time, they can sell their shares at the then prevailing market price.

Offering period	The shares are being offered for a period not to exceed 360 days from the effective date of this registration statement.
Use of proceeds
Accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing inventory, costs associated with being a reporting company and general working capital.

Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after the offering if all of the shares are sold	15,000,000

[1]The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to UPB’s assets, book value, historical earnings or net worth.

Selected Financial Data

The following table sets forth summary financial data derived from UPB’s financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As of December 31, 2008

Revenues	$0

Operating Expenses	$0

Earnings (Loss)	$0

Total Assets	$11,420

Total Liabilities	$300

Working Capital	$11,120

Shareholder’s Equity	$11,120

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RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments. Please consider the following risk factors before deciding to invest in our common stock.  We cannot assure any investor that we will successfully address these risks.

Risk Factors Relating to UPB, Inc.

1. UPB’s auditor has substantial doubts as to UPB’s ability to continue as a going concern.

Our auditor's report on our August 31, 2008 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unable or unwilling to loan or advance any capital to UPB we believe that if we do not raise at least $25,000 from our offering, we may be required to suspend or cease the implementation of our business plans within twelve (12) months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “August 31, 2008 Audited Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. For the period from inception to August 31, 2008 we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

2.We have no independent operating history upon which to assess our prospects or ability to be successful in the future.

We are a development stage company with no operating history, and our prospects and ability to compete in the industry must be considered in light of the risks, expenses and difficulties frequently encountered with any new business. We were incorporated May 31, 2007 and there has been no business conducted in the Company.  Our lack of operating history will make it difficult for investors to assess the quality of our management and our ability to operate profitably.  We cannot assure you that we will be able to implement our business strategies, that any of our strategies will be achieved or that we will be able to operate profitably.

3. We will need additional capital to finance our growth, and we may not be able to obtain it on acceptable terms, or at all, which may limit our ability to grow and compete in the bowling marketplace.

We will require additional financing to expand our business through the acquisition of products.  Financing may not be available to us or may be available to us only on terms that are not favorable. The terms of most credit facilities offered to competitors in the equipment leasing industry generally restrict a company’s ability to incur additional debt. We can expect that the terms of any indebtedness we may incur may restrict our ability to incur additional debt. If we are unable to raise additional funds or obtain capital on acceptable terms, we may have to delay, modify or abandon some or all of our growth strategies and we will fail.

4. Our management and affiliate are currently involved in a development stage company, Ultimate Products, Inc.

Investors must be aware that George Vogelei Sr. (affiliate of UPB, Inc. officer and director of Ultimate Products, Inc.) and Gary L. Leonard, current officer and director of the Company is a major shareholder and is currently involved with Ultimate Products Corporation, which is a developmental stage company that has the business objective of developing, producing and distributing, a magnesium oxide “MgO” board called “Ultimate Building Board ™”.  Ultimate Products, Inc. has not fully developed its business plan and has not realized any revenues as of the date of this registration statement.  As such, Mr. Leonard may not be able to devote adequate time to the development of UPB, Inc. resulting in a complete loss of any funds invested into UPB.

5. We may lose management without employment agreements.

The operations of UPB Corporation depend substantially on the skills and experience of the officers of the Company.  Without  an employment contract,  UPB  may lose these individuals  to  other  pursuits without  a  sufficient  warning  and,  consequently,  go  out  of business.

The officers of UPB are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between UPB and his/her other business interests.  UPB has not formulated a policy for the resolution of such conflicts.

6. Changing consumer preferences will require periodic product introduction.

As a result of changing consumer preferences, we may be unable to maintain bowling products that are attractive to the consumers. There can be no assurance that any of our products will be accepted by the public. Our success will be dependent upon our ability to continue to develop new and improved bowling product lines and services.  Our failure to introduce product lines and to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

To date we do not have any customers. We cannot guarantee that we will ever have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

7. We are solely dependent upon the funds to be raised in this offering to initiate our operations, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and can't raise them we will have to terminate our operations.

We have not started our business operations. We need the proceeds from this offering to start our operations. If $25,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and can't raise the money, we will have to cease operations.

If we do not make a profit, we may have to suspend or cease operations.

8. Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

9.General economic conditions in the United States will affect our results.

Demand for our proposed products will be affected by economic conditions and consumer confidence in the United States. In times of economic uncertainty, consumers tend to defer expenditures for discretionary items, which may affect our financial performance.

For example, recently there has been a weakening United States economy, soft housing markets, and higher prices for food and fuel, among other products, that ultimately reduce the funds available for discretionary purchases, like the products we intend to sell.

Any continued deterioration in general economic conditions that further diminishes consumer confidence or discretionary income can reduce the potential of our business succeeding by adversely affecting our financial results and may ultimately result in complete business failure and total loss of any investment made into the Company.

10.Our profitability may suffer as a result of competitive pricing pressures.
The introduction of lower-priced alternative products by other companies would hurt our competitive position in our proposed business. If and when we begin operations we will constantly be subject to competitive pressures, particularly by larger more established companies whom may pursue a strategy of aggressive pricing. Such pricing pressure can limit our ability to increase prices for our products in response to raw material and other cost increases.

11. We compete with a variety of other activities for consumers’ scarce leisure time.

Our products are used for recreational purposes, and demand for our products can be adversely affected by competition from other activities that occupy consumers’ leisure time, including other forms of recreation as well as religious, cultural and community activities. A decrease in leisure time can reduce consumers’ willingness to purchase and enjoy our proposed products.

12. Competitors with more resources may force us out of business.

There are many competitors that are significantly larger and have substantially greater financial, marketing and other resources and have achieved public recognition for their products and services. Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support Company endeavors. UPB cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

13. We have no clients to date, and may not develop sufficient clients to stay in business.

UPB has not sold any products or provided any services, and may be unable to do so in the future. In addition, if we are unable to develop sufficient customers for our products and services, we will not generate enough revenue to sustain our business, and may have to adjust our business plan, or it may fail.

Risks Related to the Ownership of Our Shares

14. Because there is no minimum number of shares required to be sold and the Company has not, and may never generate revenues, our business may fail prior to the end of the 360 day offering period resulting in a complete loss of any investment made to the Company.

We are offering up to 5,000,000 shares of our common stock; however, there is no minimum amount of stock that must be sold prior to us utilizing the proceeds from the offering.  We have never generated revenues and we may never be able to generate revenues in the future.  As such we may be forced out of business prior to the end of the potential two year offering period in which case investors would lose their entire investment.

15. Our common shares have no public market and we cannot assure you that an active trading market will develop.

Prior to this offering, there has not been a market for our common shares. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

If you purchase shares in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was arbitrarily determined. The public market may not agree with or accept this price valuation, in which case you may not be able to sell your shares at or above the initial public offering price.

16. The market price and trading volume of our shares may be volatile and may be affected by market conditions beyond our control.

Even if an active trading market for the shares develops, the market price of our shares may be highly volatile and could be subject to wide fluctuations. If the market price of the shares declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. We cannot assure you that the market price of the shares will not fluctuate or decline significantly in the future.

In the past, the stock market has experienced extreme price and volume fluctuations. These market fluctuations could result in extreme volatility in the trading price of the shares, which could cause a decline in the value of your investment. You should also be aware that price volatility may be greater when the public float and trading volume of the shares is low.

17. If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

18. Purchasers in this offering will have limited control over decision making because The Company’s officers and directors control nearly all of the company’s issued and outstanding common stock.

The Company’s officers and directors beneficially own 100% of the outstanding common stock at the present time.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by the Company security holders, including the election of directors. Assuming the maximum amount of shares of this offering is sold; the Company’s officers and directors would retain 66.67% ownership in the Company’s common stock.  Such concentrated control may also make it difficult for the Company’s other stockholders to receive a premium for their shares of UPB’s common stock in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

19. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker-dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker-dealer receives; and, furnishing of monthly account statements. For sales of our securities, the broker-dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of these additional sales practices could adversely affect your ability to dispose of our stock.

20. Proceeds applied to general corporate purposes at management’s discretion.

Although a portion of the net proceeds of this offering is for specific uses, the balance will be available for working capital and general corporate purposes.  Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management.  Investors will be relying on UPB'’s management and business judgment based solely on limited information.  No assurance can be given that the application of the net proceeds of this offering will result in UPB achieving its financial and strategic objectives.

21. Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds.  Subscription payments will be released from the escrow Account to UPB if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to the return of such funds.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements relating to revenue, revenue composition, demand and pricing trends, future expense levels, competition in our industry, trends in average selling prices and gross margins, the transfer of certain manufacturing operations to contract manufacturers, product and infrastructure development, market demand and acceptance, the timing of and demand for products, customer relationships, employee relations, plans and predictions for acquired companies and assets, future acquisition plans, restructuring charges, the incurrence of debt, and the level of expected capital and research and development expenditures. Such forward-looking statements are based on the beliefs of, estimates made by, and information currently available to the Company's management and are subject to certain risks, uncertainties and assumptions. Any other statements contained herein (including without limitation statements to the effect that the Company or management "estimates," "expects," "anticipates," "plans," "believes," "projects," "continues," "may," "could," or "would" or statements concerning "potential" or "opportunity" or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact, reflect our current views with respect to future events and financial performance, and any other statements of a future or forward looking nature are forward looking statements. The actual results of the Company may vary materially from those expected or anticipated in these forward-looking statements. The realization of such forward-looking statements may be impacted by certain important unanticipated factors, including those discussed in "Risk Factors" and elsewhere in this prospectus.

Because of these and other factors that may affect our operating results, our past performance should not be considered as an indicator of future performance, and investors should not use historical results to anticipate results or trends in future periods. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers should carefully review the risk factors described in this and other documents that we file from time-to-time with the Securities and Exchange Commission, including subsequent Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis up to 5,000,000 common shares - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. There is no assurance that UPB will raise the full $100,000, as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company. For further discussion see “Management’s Discussion and Plan of Operation” on page 16:

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares are	Shares are	Shares are	Shares are
	Sold	Sold	Sold	Sold

GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional Fees	$4,500	$4,500	$4,500	$4,500
Blue Sky Fees	$500	$500	$500	$500
Edgar Agent Fees	$800	$800	$800	$800
Transfer Agent Fees	$4,500	$4,500	$4,500	$4,500

SUB-TOTAL	$10,300	$10,300	$10,300	$10,300

NET PROCEEDS FROM OFFERING	$14,700	$39,700	$64,700	$89,700

Less: USE OF NET PROCEEDS
Accounting, Legal and Professional Fees	$1,000	$2,000	$3,000	$4,000
Office Equipment and Furniture	$1,000	$2,000	$2,000	$2,000
Office Supplies	$500	$1,000	$1,500	$1,500
Product Acqusition	$1,000	$10,000	$14,000	$16,000

SUB-TOTAL	$3,500	$15,000	$20,500	$23,500

Less: COSTS ASSOCIATED WITH MARKETING
Consulting Expenses	$6,750	$8,000	$10,000	$10,000
Foreign and Domestic Travel	$2,000	$4,000	$6,000	$7,000

SUB-TOTAL	$8,750	$12,000	$16,000	$17,000

Less: ADMINISTRATIVE EXPENSES
Office, Telephone and Internet	$500	$1,000	$1,500	$1,500
Working Capital	$1,950	$11,700	$26,700	$47,700

SUB-TOTAL	$2,450	$12,700	$28,200	$49,200

TOTALS	$25,000	$50,000	$75,000	$100,000

Notes:

1 The category of General Working Capital may include, but not be limited to, inventory procurement, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

2 The above figures represent only estimated costs.

Travel Expenses are to be used for to trips, both domestic and foreign, and to visit various customers and potential distributors for our products.  Also, it may become necessary to travel to meet with potential independent distributors for the purpose of website development and other market planning activities.

Once the company has successfully identified the types and range of products it would like to carry in its product line, the company will purchase a limited number of samples of the selected products to showcase on its website and have available for potential customers to physically examine.

In the case that the offering does not reach the maximum and the total proceeds are less than those indicated in the table, UPB will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.02 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value as of March 31, 2009 was $10,410 or $0.00101 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2009, as adjusted to give effect to the receipt of net proceeds from the sale of 5,000,000 shares of common stock for $0.02, which represents net proceeds after deducting estimated offering expenses of $10,300. This represents an immediate increase of $0.00633 per share to existing stockholders and an immediate and substantial dilution of $0.00126 per share, or approximately 62.50%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of March 31, 2009, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Dilution Table

	25% of	50% of	75% of	Maximum
	Offering	Offering	Offering	Offering

Offering Price Per Share	$0.02	$0.02	$0.02	$0.02

Book Value Per Share Before the Offering	$0.0010110	$0.0010110	$0.0010110	$0.0010110

Book Value Per Share After the Offering	$0.0031209	$0.0048088	$0.0061898	$0.0073407

Net Increase to Original Shareholders	$0.0021100	$0.0037980	$0.0051790	$0.0063300

Decrease in Investment to New Shareholders	$0.0168790	$0.0151910	$0.0138100	$0.0126590

Dilution to New Shareholders (%)	84.40%	75.96%	69.05%	63.30%

SELLING SHAREHOLDERS

Selling Security Holders-Offering 1,000,000 Common Shares

1,000,000 shares are being offered by current shareholders. The shares are being offered at $0.02 per share.  The owners of the shares to be sold by means of this prospectus are referred to as the “selling shareholders”. The 1,000,000 shares offered by the selling shareholders will be sold at a fixed price of $0.02 per share until the shares are quoted on the on the Over-the-Counter Bulletin Board or traded on an exchange. Then, the selling shareholders may sell their shares at the prevailing market price.

Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders pursuant to the exemption from the registration under the Securities Act.

We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

The following table sets forth ownership of the shares held by each person who is a selling shareholder:

	Owned Before the Offering		Offered Herein	After the Offering (2)
Name and Address	Number Of Shares	Percentage Of Class (1)	Number of Shares(1)	Shares Owned	Percentage of Class(2)
Gary Leonard (3)	4,500,000	45.00%	450,000	4,050,000	30.00%
14711 Pano Lane Houston Texas 77070

George Vogelei	4,500,000	45.00%	450,000	4,050,000	30.00%
14711 Pano Lane Houston Texas 77070

Terry Blaney	1,000,000	10.00%	100,000	900,000	6.67%
14711 Pano Lane Houston Texas 77070

(1)	Assumes current issued and outstanding shares – 10,000,000 common shares
(2)	Assumes full subscription of the 5,000,000 common shares offered through this registration statement

(3)	Officer and Director of the Company

These shares may be sold by one or more of the following methods, without limitations.

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
Ordinary brokerage transactions and transactions in which the broker solicits purchasers
Face to face transactions between sellers and purchasers without a broker/dealer.
In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution.

A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

To our knowledge, no selling shareholder is affiliated with a broker/dealer.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. If and when our common stock becomes quoted on the OTC Bulletin Board or listed on the securities exchange, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time. We will not receive any proceeds from the sale of the shares by the selling shareholders.

 We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect or that requires the changing of statements in these documents in order to make those statements not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The Company’s offering consists of a maximum of 5,000,000 shares of common stock to be sold by UPB, Inc. at $0.02 per share. The selling shareholders offering consists of 1,000,000 shares of our common stock that is to be sold at the same price until the shares are listed on the PTC BB or any other national exchange and then may be sold at the then prevailing market price.

General

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board (OTCBB). We do not yet have a market maker who has agreed to file such application.  There can be no guarantee that the Company will ever be successful in obtaining a market for its common stock in the future.  If no market can be developed for our common stock any investment made into the Company’s common stock would be lost in its entirety.

The Company is offering a maximum of 5,000,000 common shares at 0.02 per share with no minimum.  The selling shareholders are offering 1,000,000 common shares at $0.02 per share until the shares of the Company are listed on a national exchange or the OTC BB and then the shares may be sold at the prevailing market price.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by the Company. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Company’s Offering- Maximum of 5,000,000 Common Shares Offered

The Company will be offering 5,000,000 shares of common stock at $0.02 per share with no minimum sale requirement and the offering will be conducted on a best-efforts basis utilizing the efforts of the officers and director of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances. The intended methods of communication include, without limitation, telephone, personal contact and small meetings of friends, family and business associates.  In their endeavor to sell this offering, they do not intend to use any mass advertising methods such as the internet or print media.  The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We will sell the shares in this offering through our officers and director. They will not receive any commission from the sale of any shares. They will not register as a broker/dealers under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;
2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3. The person is not at the time of their participation, an associated person of a broker/dealer; and
4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Our officers and director are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers and director at the end of the offering and have not been during the last 12 months and are currently not a broker/dealer or associated with a broker/dealer. They have not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.   Our officers and directors may not purchase any securities in this offering.

Offering Period and Expiration Date

This offering will start after the registration statement is deemed effective by the Securities and Exchange Commission and continue for a period of up to 360 days.  Our direct offering of up to 5,000,000 common shares will be sold at a fixed price of $0.02 per share.

The prospectus will not be provided or made available by the Company its officers and/or directors to any potential purchaser(s) prior to effectiveness of this registration statement.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Delos Stock Transfer Company Escrow Account-fbo UPB, Inc. and sent to UPB, Inc. C/O Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Funds received in connection with sales of UPB, Inc.’s securities pursuant to this prospectus will be transmitted immediately into an escrow account at Delos Stock Transfer Company for processing the subscription agreements and immediately upon the acceptance of the investor by the Company as a shareholder, funds will be deposited into the bank accounts of the Company.  There can be no assurance that all, or any, of the shares will be sold.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

DESCRIPTION OF BUSINESS

UPB, Inc. was incorporated in the State of Nevada on May 29, 2007.  Since inception, UPB has not generated any significant revenues and as of August 31, 2008, the Company has not accumulated any losses. UPB has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

UPB, Inc.’s administrative office is located at 14711 Pano Lane, Houston, Texas 77070.

UPB, Inc.’s fiscal year end is December 31.

BUSINESS OF ISSUER

UPB, Inc. or the (“Company”), was created to identify and distribute the latest and most technically advanced bowling products and to provide supporting consulting services to maximize bowling participation and revenue generation for our clients.

The Company’s “UP for Bowling” brand  has developed a unique blend of bowling industry knowledge, deep international experiences and a strategy to leverage the latest and most technically advanced products, technologies and marketing techniques on an international scale.

UPB will offer a full range of bowling products, add-on accessories and services through a group of select international distributors, i.e. UP for Bowling International Distributors which will enable our targeted clients: pro shops, bowling centers, and bowling establishments (“Bowling Resellers”) to provide a full line of these products and services to their customers.  We will also provide to the Bowling Resellers the marketing know-how to maximize their sales and services revenues from bowling enthusiasts.

The UP for Bowling Distributors will target market segments and sell products and services which will support countries and regions in various stages of maturity.  These market segments will consist of: 1) newly emerging markets in which bowling is very new, 2) segments which are fully in place and growing rapidly, and 3) mature markets in which revenues have flattened and may be declining.  UPB’s products and services will support all market segments but the UP for Bowling Distributors shall determine the best product mix and approach for their particular market segment.

Mission

UP for Bowling’s Mission is to identify the latest bowling trends, products and customer services offerings based upon studying the most successful bowling products and services providers.
Then using this market knowledge, develop go-to-market strategies to deliver these industry leading and cutting-edge products and services through an elite group of global distributors.

The UP for Bowling Distributors will deliver these products and services to their regional and country bowling centers, pro-shops and other bowling related enterprises or “Bowling Resellers”.
UPB will be product neutral and therefore will not offer its own products, but instead focus on the latest, most interesting and highest technology products.  UP for Bowling will develop a brand recognition for having  innovative products in the market.

Company’s Products and Services

UP for Bowling offers a broad range of products and consulting services through UP for Bowling Distributors to pro shops, bowling centers and bowling establishments (Bowling Resellers), to the end user bowling enthusiast, including the following products:

•
Interchangeable Thumb Systems – the typical device is a two-part design consisting of an outer sleeve that is permanently glued into the bowling ball and an interchangeable customized,  set of thumb inserts of various diameters that can be moved from ball to ball easily. The inserts are typically manufactured in wide range of sizes and typically offer round and oval sizes.

•
Bowling Ball Merchandising Display - The Ball Merchandiser is an innovative display unit coupled with interchangeable thumb inserts.  This sales tool enables bowling pro shops to provide potential buyers with an opportunity to temporarily test the bowling ball and promotes the interchangeable thumb inserts.  The display comes equipped with the most often used thumb sizes enabling the reseller to sell both the ball and interchangeable thumb inserts.

•	Finger Inserts
•	Inventory Display Systems – designed for inventory control and as an attractive display case
•	Equipment – Drill control system for drilling bowling balls as a component of a ball drilling system.
•
Ball plugs / Thumb plugs – With fast drying “ball plug cement” which allows a bowling ball to be re-drilled within one to two hours, which is much quicker than comparable products.  Additionally, a urethane material for both ball plugs and thumb plugs.

•	Plug Remover
•	Polishes and Cleaners - A slate of polishes, cleaners, and (bowling ball) rejuvenators;

•	Drill bits - full range of drill bits for bowling ball drilling operations as well as various “specialty” supplies and materials for pro shop usage;
•	Skin protection / Fitting Tapes / Grip Tape
•	Wrist support

Consulting Services & Training:

In addition to leading edge products, UP for Bowling offers a broad range of consulting services and training through select UP for Bowling Distributors, those services include the following:

Technical Training:

•	Training on ball drilling,
•	Interchangeable thumb installation,
•	Installation of thumb plugs

Sales and Marketing Consulting and Training:

•	Latest techniques and marketing approaches for maximizing the sales of balls
•	Coupling accessory and add-on service to the sale of a ball
•	Latest techniques for increasing sales of services
•	The most innovative new trends in increasing bowler participation in various countries in the world. See what is working and what is not.
•	Programs to bring in the first time bowler and then how to keep them

Delivery of Training:

UPB offers a broad range of training tools and techniques, designed to fit the client’s budget and specific needs, including:

•	On-site training, anywhere in the world
•	Train the trainer sessions – including all training materials needed to reproduce a final training session or seminar
•	Remote video conferencing
•	CD and DVD packages
•	Manual clearly laying out the topic and needed information

Update Support:

Once the training is complete, because nothing stays the same, stay in tune with all of the most recent changes by signing up for Update Support.  This service provides written updates and for some packages on-going CD/DVD updates as the programs are updated.  This on-going support allows the buyer to stay a-tuned to changes as they happen.

Hot Line – Emergency Help Line:

Since UPB hires and maintains a staff of the leading bowling industry experts on technical and marketing topics, UPB is able to offer a hot line which is covered 24 hours per day to answer the most pressing questions that you have regarding technical issues and questions.  If UPB’s training is purchased then on-going support is available to the buyer.

Marketing Activities

UPB plans to sell only through authorized UP for Bowling Distributors.  Because UPB handpicks only the best and most successful bowling product distributors to be part of the UP for Bowling Distributors team, all products and services flow through these distributors.  All products are distributed either to the UP for Bowling Distributors and then to their clients, Bowling Resellers, or they are shipped directly to the client based upon directions from the Distributor.  All Consulting Services are billed through the Distributor or the Distributor is compensated for any Consulting Services sold to client in their assigned region.  UPB maintains a robust web presence and will utilize pull through marketing strategies on occasion based upon entry into a new region or in the event that sales are not trending up within a targeted marketplace.

Marketing Strategy

UPB will target sales of products and services to countries based upon the current maturity of their bowling industry.  The market segments will consist of emerging countries and regions in which bowling is very new, mature but rapidly growing segments, and mature but flat or declining markets.  In every case, UPB will target and recruit a select list of the most progressive and aggressive international distributors.   UPB will offer high end products with a slightly lower priced option to provide options for the end user clients.  UPB expects 50% of its revenue to come through product sales and 50% through services.  All products are distributed either to the distributor and then to their clients, or they are shipped directly to the client based upon directions from the UP for Bowling Distributors.  All Consulting Services are billed through the Distributor or the Distributor is compensated for any Consulting Services sold to client in their assigned region.  UPB maintains a robust web presence and will utilize pull-through marketing strategies on occasion based upon entry into a new region or in the event that sales are not trending up within a targeted marketplace.  However, all leads will be pushed back to the UP for Bowling Distributor for that region.

Opportunities to Increase Sales in Emerging, Growing and Mature Market Segments

While the sale of products has been the traditional role of the bowling distributor, the UP for Bowling Distributor’s strategy will be to help maximize revenues for their clients, i.e.  Bowling Resellers.  The UP for Bowling Distributor will ensure that all product needs are met.  They will also ensure that their clients are able to maximize their services sales by providing the training needed to support service opportunities, and they will work with the Bowling Resellers to help them maximize their revenues by using the latest marketing strategies.

The market segments addressed by UPB will be Newly Established & Emerging segments, Rapidly Growing, and Mature & Flat segments. As many countries, especially in the Far East, implement new government policies regarding vacation time and company sponsored time off, these countries have populations with more free time.

Plus these emerging countries have populations with newly acquired discretionary funds.   By targeting distributors in emerging markets, UPB will be able to ride the rising tide of opportunity.

For countries that already have a mature and established bowling industry the key will be to target the newest technologies and newest marketing techniques.   UPB will target Distributors within these countries that understand that they must work with innovative and progressive Bowling Resellers.  Since bowling is a commodity, active and innovative sales and marketing techniques must be utilized to maximize revenue.  The importance of developing and retaining new customers is the key for; the proliferation of high-tech equipment and new drilling and layout techniques; and the profit potential of retail sales, therefore, active and innovative Bowling Resellers are a key target of the UP for Bowling Distributors.

While providing basic products and services in emerging and rapidly growing segments may be enough to maximize revenues, in flat and down market segments the Bowling Resellers must consider other innovative options.  Some general ideas to consider implementing are as follows:

•	Give practice games with every ball purchase.
o	The bowling center may be willing to provide a certificate good for free practice games with a ball purchase.
•	Hold an "Equipment Check" week.
o
Set up a table on the concourse with scale, durometer, pitch gauges, fitting ball, resurfacing machine etc. Offer to check bowling balls for free. Check for proper span, balance, pitch, surface condition, etc. Bring attention to services and skills.

•	Start an In-Center Ball Club.
o	Customers pay a set amount each week until they reach the level where they own the ball. However, each week a drawing is held in which one club member "wins" their ball early.
•	Run Learn-to-Bowl classes and Improve-Your-Bowling seminars.
o	A primary reason bowlers quit bowling is because they reach a level where they stop improving. Helping bowler avoid frustration about their game.
•	Establish a Youth League.
o	Coach an after-school league during the week. If the center doesn't have one - start one. Call it the XYZ Pro Shop Junior Classic. Again, bring attention to services capabilities.
•	Work to setup Merchandise leagues.
o	Have-a-Ball leagues, jacket leagues, shirt leagues, etc. are a great way to attract new bowlers while benefiting from the sale of the merchandise.

While League bowlers have historically accounted for the majority of sales, especially high end balls and repeat business, there has been a decline of league bowling in mature and flat market segments. But, bowling today is experiencing its greatest influx of new bowlers in 30 years, due in part to greater availability of lanes during prime time and weekends. Recreational Bowlers are tomorrow's avid bowlers and today's recreational bowler is more inclined to purchase their own equipment than ever before.

With recreational bowlers, the Bowling Reseller's objective should be to develop and cultivate a lifetime customer, not to make a quick one-time sale. The Reseller should also recognize the fact that most new bowlers will not be lone wolves. Instead, they will take up the game with their friends, their family or significant other. Consequently, each customer may actually become several customers when treated properly.

Bowling Resellers must adjust their operating hours to be available when recreational bowlers are most likely to be bowling such as late nights and weekends. They must carry an adequate inventory of entry-level and mid-level equipment. They must make it easy and understandable for entry level bowlers to purchase, and later, upgrade equipment. This means offering "packages" that include a ball, bag, shoes and perhaps a lesson or instructional book or video. It means offering a generous trade-in program to allow beginners to upgrade their equipment. And, they must not oversell the customer by putting them into more ball than they really need. Many of today's recreational bowlers are tomorrow's avid bowlers. This market segment must be addressed.

Successful Bowling Resellers will position themselves as qualified experts/technicians.  Their role is shifting from that of a retailer to that of a service provider. Internet technology has made bowling balls an easily attainable commodity while manufacturing techniques have made balls indistinguishable from one another. But, the complexity of bowling ball technology has also made the Resellers role as a service provider more valuable than ever.

A la carte pricing, in which Resellers segregate product prices from services such as drilling, grip installation and resurfacing, has become a standard practice. The ability to layout a high-performance ball and to determine what is best for an individual customer are specialized skills for which premium prices can be charged.

Some customers will buy products only as a matter of convenience, but they will come to rely upon the pro shop for their knowledge and expertise in the area of fitting, layout and drilling. Successful Resellers will position themselves as qualified experts and technicians.

Customer Service is a key to growth but it is different than being a provider of services, offering exceptional customer service is the critical intangible element today. With bowling equipment becoming a commodity, exceptional service is what will separate the service provider from every other run-of-the-mill ball driller.

In addition, instruction is a Revenue Generator and it is always one of the most critical, yet most neglected aspects of the business.  Instruction will play an ever-increasing role in to success in the future. Instruction should be considered at least as important as the equipment sales. Instruction is a revenue generator and as a means by which to keep customers interested in the sport.

Increase revenues and improve profit margins significantly by making instruction an integral part of the product mix. Also stock, sell or rent bowling instruction books and videotapes. Having bowling books and tapes available will be a way to instill in customers the importance of bowling instruction.

The Internet is having a significant impact on the sport. Bowling equipment is available everywhere, and at alarmingly low prices.  With bowling equipment now a commodity, servicing customers' needs for fitting, drilling, resurfacing, and technical advice, becomes more important than ever.  Resellers can benefit from having their own websites, both as a means of eCommerce and for informational purposes.

Market and Competitive Business Conditions

UPB’s end user target customer is a bowling enthusiast, either amateur or professional.  The ideal customer is an avid bowler who owns his own bowling ball or likely, several balls.  He or she is a regular at the local pro shop and cares that it carries the most up-to-date bowling products.

UPB will reach the end user client through two primary distribution processes.  UPB will identify the most progressive distributors within its target markets.  The target markets will be made up of countries with established bowling industries or newly emerging industries.

The UP for Bowling Distributors will be experts on their markets and will have existing or be developing their distribution strategies.  UPB will depend upon these excellent distributors to know which of their clients will be interested in product and which will also be interested in services.

UPB will encourage a balanced sale of both products and services.  UPB believes that it will maintain a competitive advantage because of the unique go to market strategy.

UPB will provide leading edge products and services which will help the resellers open the door for opportunities but also help to maximize sales in mature as well as emerging markets.

Bowling product distributors are primarily made up of two classes of resellers; regional and country centric distributors, and manufactures of their own products.  In the majority of the cases they emphasize the products that they carry or manufacture to their reseller base.  While there are many distributors and manufactures selling products there is no trend which indicates this unique approach of offering product, services and marketing techniques through a UP for Bowling Distributor.  UPB believes that this unique positioning, coupled with UPB’s international knowledge will ensure a very competitive position.

Industry Analysis

The concept of bowling as a viable business took hold in the early 1900's. When modern bowling began in the late 1950's and early 1960's with the introduction of the fully-automatic pinsetter, the total number of bowling lanes more than doubled between 1957 and 1963, representing a capital investment of over $2 billion. Then, in the mid-1960's, the industry suffered a brief period of over-development followed by a number of failures and repossessions.

The industry stabilized during the late 1960's and then flourished during the 1970’s and the early 1980’s. During that period, the business was driven by a large and loyal base of league bowlers who bowled several times every week and participated in tournaments and other competitive events.

Food and beverage sales also were strong, and centers began to profit from video-game arcades as well. By the mid-1980’s, as traditional league bowling began to decline because of changing lifestyles, bowling proprietors initiated aggressive promotional programs to create new markets of recreation-minded and socially-oriented bowlers. In addition, a significant number of centers began to expand their product offerings, adding a wide range of ancillary activities to broaden their appeal to new market segments.

Over the last decade, the bowling industry essentially repositioned itself squarely within the booming location-based entertainment industry by adopting two basic strategies: 1) repackaging traditional bowling products to appeal to both league and open bowlers; and 2) reconfiguring facilities into “bowling-anchored family entertainment centers” which feature abroad range of activities with bowling as the core product, or into upscale “bowling lounges” which cater to young adults and corporate outings.” In some emerging regions, the bowling industry currently is enjoying a period of unprecedented popularity, financial stability and positive change, while in some mature markets sales have been flat and down for the industry. By applying new technology, broadening its customer focus and offering a diversity of entertainment options, bowling has been able to tap into the country’s renewed emphasis on family activities and traditional values.

Well over 50 million people bowl at least once every year, and about four million of those actively participate in league play. By improving their facilities, launching aggressive marketing programs and adding complementary activities, most bowling centers have redefined themselves as neighborhood “family entertainment centers,” which has made them more effective competitors for the entertainment dollars and scarce spare time of their customers.
As of October 2006, the domestic industry had 5,580 sanctioned ten-pin bowling centers with 114,866 lanes. Of these:

•	5,265 were commercial centers with 112,151 lanes.
•	315 were non-commercial centers (military, colleges, fraternal organizations, and private clubs) with 2,715 lanes.
•	Approximately 29% of the centers had 8 or fewer lanes.
•	Approximately 25% of the centers had 32 or more lanes.

This industry is marked by fragmented ownership. The two largest companies only own about 460 centers, while the next three largest companies together own only about 50 centers.
The military services are a significant factor in the industry, operating about 150 centers on domestic bases and about 100 centers on overseas bases.

Bowling also is quite popular internationally. The international bowling federation estimates that as many as 100 million people in almost 100 countries bowl on a regular basis. Asia experienced rapid growth in the construction of new centers in the mid-1990’s, first in Taiwan and Korea and later in China. Europe, South Africa and Australia also saw a considerable amount of new construction recently.

Based on surveys of over 25,000 consumers in 2006, the Simmons Market Research Bureau estimates that 66,278,000 people age 6 and older bowled at least once during the year. That represents an increase of 3.5% over the over the prior year, with young adults (age 18-24) and families (ages 35-44 and 45-54) showing the strongest growth.

Meanwhile, annual comprehensive surveys conducted by American Sports Data, Inc., continue to designate bowling as by far the most popular participation sport in the country. Their studies found that 44.8 million persons age 7 and up bowled more than once in 2006, outranking golf, fishing, tennis, billiards/pool, bicycling, roller and ice skating, running jogging and hunting by wide margins.

Another Simmons National Consumer Survey found that the average income of a bowling household is $67,965/year, 20% greater than the U.S. Census Bureau’s estimate of $56,675 for all American households.  Over 54% of bowlers had household incomes exceeding $50,000/year, over 33% had household incomes of $75,000/year or more, while almost 20% of all bowlers had household incomes exceeding $100,000/year.

Bowling ranks as the most successful form of commercial recreation ever developed. By way of comparison, bowling has almost double the active participants of golf and more than four times the active participants of tennis or skiing.  The industry’s two national tournaments, the USBC Championships, attract about 125,000 entrants each year, making them the largest participatory sporting events in the world, far surpassing even the most popular marathons.

The bowling industry is a $10 billion dollar industry, according to the United States Bowling Congress.  Approximately 5 million new bowling balls are sold each year.
Today, the US market is roughly 70% of the worldwide market, with significant growth projected internationally.

One of the most important issues facing the bowling industry today is the development of entry-level customers and taking care of them once they begin. All of the other issues facing the bowling industry fall into place once this core issue is successfully addressed.

Research and Development

We are not currently conducting any research and development activities.

Existing or Probable Government Regulations

We may be subject to the provisions of the Federal Consumer Product Safety Act and the Federal Hazardous Substances Act, among other laws. These acts empower the CPSC to protect the public against unreasonable risks of injury associated with consumer products. The CPSC has the authority to exclude from the market articles that are found to be hazardous and can require a manufacturer to repair or repurchase such devices under certain circumstances. Any such determination by the CPSC is subject to court review. Violations of these acts may also result in civil and criminal penalties. Similar laws exist in some states and cities in the U.S. and in many jurisdictions throughout the world.

Employees

As of March 31, 2009, we have no employees other than officers and directors, Gary Leonard and Douglas Wagner. We anticipate that we will not hire any employees in the next twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our officers and directors.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Board Committees

UPB has not yet implemented any board committees as of the date of this Prospectus.

Directors

The maximum number of directors UPB is authorized to have is three(3). However, in no event may UPB have less than one director. Although the Company anticipates appointing additional directors, it has not identified any more candidates.

Facilities

Our executive, administrative and operating offices are located at 14711 Pano Lane, Houston Texas, 77070. This is also the office of our secretary, Mr. Wagner makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities

UPB has no intention to engage in a merger or acquisition with an unidentified company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND FINANCIAL DISCLOSURE

This section of the Prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete our initial development and secure third parties to conduct a number of traditional retail operations. Currently our only source for cash is investments by others in our Company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last approximately 12 months.

We must raise cash to implement our business plan. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $25,000. We feel if we can raise the maximum amount of the offering, $100,000, the Company will be able to accelerate the implementation of its business strategy.

UPB Corporation was incorporated in the State of Nevada on May 29, 2007.  UPB is a startup and has not yet realized any revenues.  Our efforts have focused primarily on the development and implementation of our business plan.  No development related expenses have been or will be paid to affiliates of UPB.

In our initial operating period from inception to March 31, 2009, we generated no revenues and incurred no operating expenses.  Since our incorporation, we have raised capital through private sales of our common equity.

Generating revenues in the next six to 12 months is important to support our planned ongoing operations. However, we cannot guarantee that we will generate such growth.  If we do not generate sufficient cash flow to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our management does not anticipate the need to hire additional full or part- time employees over the next 12 months, as the services provided by our Officers and Directors appear sufficient at this time.  We believe that our operations are currently on a small scale that is manageable by a single individual.  Our management's responsibilities are mainly administrative at this early stage.  We believe that the addition of employees is not required over the next 12 months.

Our management does not expect to incur research and development costs.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of any of our directors.  Additionally, we believe that this fact shall not materially change.

To meet our need for cash, we are attempting to raise funds from this offering. Whatever funds we do raise, will be applied to the items set forth in the “Use of Proceeds” section of this Prospectus. If we can find qualified clients and we receive a positive reaction from potential customers in the area, it is feasible we may have to attempt to raise additional money through a subsequent private placement, public offering or through loans to finance additional personnel or finance working capital. If we do not raise all of the funds we need from this offering to complete our initial development phase, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our Officer or others.

At present, our founders are unwilling to make any commitment to loan us any money at this time, but may reconsider if an opportunity develops that requires resources beyond the capabilities of the Company. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If UPB needs additional cash and can't raise it, we will either have to suspend development operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it will satisfy expenditures for twelve to fourteen months. Other than as described in this paragraph, we have no other financing plans.

If UPB is unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise more money.

Attempting to raise additional capital after failing in any phase of our development plan would be difficult. As such, if the Company cannot secure additional funding, we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. UPB’s President will be responsible for the initial development efforts. Once the Company is ready to build its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire consultants for other development phases initially on a per job basis to keep administrative overhead to a minimum.

From inception to March  31, 2009, the Company's business operations have primarily been focused on developing an executive marketing strategy, along with industry market research and competitive analysis. The Company has also dedicated time to the preparation of its registration statement, including accounting and auditing.

Over the next 12 months the Company must raise additional capital after this registration statement becomes effective. The Company must begin the process of establishing relationships with potential international distributors within the industry to begin marketing its products to the end user. The Company must develop a website in order to showcase its products and services, hire consultants and begin a sales and marketing campaign.  Currently the Company has begun developing its website located at www.forbowling.com.

The Company will have to hire a marketing consultant to begin its sales and marketing efforts. The Company anticipates it will hire a consultant within approximately 90 days of this registration statement becoming effective. The Company anticipates the costs of its sales and marketing efforts to be approximately $6,750. The Company anticipates the sales cycle (the length of time between initial customer contact and sale completion) to be a minimum of 90 days. The Company anticipates it will receive its first revenues from sales about 170 days after this registration statement becomes effective.

Since incorporation, UPB has financed its operations through minimal business activity and funds from its founders.

To date, UPB has not implemented its planned principal operations. Presently, UPB is attempting to secure sufficient monetary assets to increase operations. The Company cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of the Company’s business plan that constitute top priorities. Each material event or milestone listed below will be required until adequate revenues are generated.

1.
Researching and strategically targeting specific operators of bowling centers with whom UPB would like to provide consulting services as well as sell products that will enhance the offerings of each individual center. The Company expects to use a portion of the funds allocated toward working capital to engage in this activity.

2.
Canvas the identified and bowling centers to determine their potential needs and anticipate their present and future capacities. The Company expects to use a portion of the funds allocated toward accumulating these products.

3.
Establish personal and business relationships with key individuals within the industry, businesses and community leadership positions. Part of the funds set aside for sales and marketing activities are expected to be utilized.

4.	Establish and maintain a visible community presence.

UPB’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering.

Regardless of the ultimate outcome and subsequent plan to be implemented, we have budgeted for certain expenditures that we expect to remain constant.  We expect accounting and legal fees to be $6,500 for the full year ended December 31, 2009, which includes reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2009. All statements are to be filed in applicable periodic reports with the SEC in accordance with Regulation S-K.

Legal and professional fees are expected to aggregate $4,500, and are expected to consist mainly of Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company.  All use of proceeds figures represent our management's best estimates and are not expected to vary significantly. However, in the event we incur or expect to incur expenses materially outside of these estimates, we intend to file an amended registration statement, of which this Prospectus is a part of, disclosing the changes and the reasons for any revisions.

UPB Corporation designates the following as its priorities for the next six (6) to twelve (12) months:

1.	Developing the operating base, including computer equipment and website development; and

2.	Commencing an advertising and marketing campaign aimed at potential customers.

In the initial six months following this offering, UPB’s promotional strategy will focus on creating website visibility for its site located at www.forbowling.com.  We have identified the following services that we believe will support this objective:

1.	Utilize search engine placement and keyword submission optimization services to increase the visibility of the website to our target market; and

2.	Utilize "Guaranteed Traffic Banner Advertising" to generate a specific number of visits to our website by individuals in our target market.

To maximize the recruiting potential of our website, UPB intends to utilize Internet search engine placement and submission strategies, guaranteed traffic driving services and a direct e-mail campaign designed to drive people directly to the website to learn more about the product and/or to make a purchase.  The Company does not expect to generate business opportunities from its website for at least six months after the website is fully-operational.

UPB’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering. If UPB does not raise at least 25% of the offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, the Company cannot guarantee that it will generate such growth. If UPB does not produce sufficient cash flow to support UPB’s operations over the next 12 months, UPB may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. UPB can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

UPB’s management does not expect to incur research and development costs.

UPB currently does not own any significant plant or equipment that it would seek to sell in the near future.

UPB’s management does not anticipate the need to hire employees over the next 12 months with the possible exception of secretarial support should business develop of a sufficient nature to necessitate such expenditure. Currently, the Company believes the services provided by its Officer and Director appears sufficient at this time.  UPB believes that its operations are currently on a small scale that is manageable by one individual at the present time. UPB has not paid for expenses on behalf of any director. Additionally, the Company believes that this fact shall not materially change.
UPB has no plans to seek a business combination with another entity in the foreseeable future.

CHANGE AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

UPB has no disagreements with its accountants regarding accounting or financial disclosure matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides the names of each person known to UPB to own more than 5% of the outstanding common stock as of March 31, 2009, and by our Officers and Directors. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class*
Common Stock Common Stock Common Stock	Gary Leonard 14711 Pano Lane Houston Texas 77070 George Vogelei** 14711 Pano Lane Houston Texas 77070 Terry Blaney*** 14711 Pano Lane Houston Texas 77070	4,500,000 shares 4,500,000 shares 1,000,000 shares	45% 45% 10%
TOTALS		10,000,000 shares	100%

*The percent of class is based on 10,000,000 shares of common stock issued and outstanding as ofMarch 31, 2009.
**Mr. Vogelei is an investor in the Company’s common stock and is not an officer or director.
***Mr. Blaney is an investor in the Company’s common stock and is not an officer or director.

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until his or her successor is elected and qualified.  Each of the officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees. The name, address, age, and positions of our director and present officers are set forth below:

Name and Address	Age	Position(s)
Gary L. Leonard	57	President, Chief Executive Officer, Chief Financial Officer
480 North Sam Houston Parkway, Suite 140 Houston, TX 77060
Douglas K. Wagner 14711 Pano Lane Houston, TX 77070 George Vogelei 530 Alameda Del Prado Suite 339 Novato, California 94949	58 60	Secretary Control Person

Background of Directors, Executive Officers, Promoters and Control Persons

Gary Leonard – President and Director – Currently, Mr. Leonard is the President and Owner of Clayton Personnel Services, which has four offices in Houston, Texas. Clayton Personnel Services has been in business for over twenty years and specializes in providing temporary, temp-to-hire, and direct hire personnel for such positions as: office clerical, administrative/secretarial, accounting, customer service and professional personnel. In addition, Clayton Personnel Services offers career counseling, career training, and skill enhancement services.

Our sole director will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our officers were elected by the board of directors for a one year term, and will serve until their successors are duly elected and qualified, or until the earlier of death, resignation or removal from office.  The board of directors has no nominating, auditing, or compensation committees.

On June 30, 2008, Ultimate Products Corporation filed a registration statement with the Securities and Exchange Commission which was deemed effective on July 7, 2008. Mr. Leonard is a controlling shareholder in Ultimate Products, a company engaged in the importation of magnesium oxide building boards from China and has voting control of 2,500,000 shares of common stock. He is an investor only and neither an officer or director of the company. Mr. Leonard is an investor in many companies both public and private. To the best of the company's knowledge, he is not a control person in any other reporting company.

Douglas K. Wagner – Secretary - Mr. Douglas K. Wagner was appointed to his position in August 2008. His educational background includes Industrial Engineering, Bachelor of Science, Lamar University, Beaumont, Texas 1972; Lee College, Baytown, Texas, 1968 through 1970. Business experience includes 20 years with Texas Instruments, Data Systems & Computer Products as Marketing Manager, Program Director and Operations Manager; 10 years with Hewlett Packard as Marketing Manager for the IT Outsourcing Business of North America, including responsibility for development of Global Strategies; five years as Principle and Owner of Douglas K. Wagner Professional Services, LLC.

George Vogelei - Control Person - Mr. Vogelei has extensive business experience and is presently the Chief Operating Officer of ITI China Holdings, an advisory service and international investment company located in Beijing, primarily focusing on cross-border acquisitions and investments. Mr. Vogelei has held that position since 1997.  In 2003, he became vice president of ITI Capital, the parent of ITI China.  ITI Capital also provides international investment banking and advisory services. In addition, Mr. Vogelei is the President and Chief Executive Officer of Ultimate Products Corporation, a reporting company involved in the importation and sale of Magnesium Oxide building materials.

Mr. Vogelei previously practiced as a business and tax attorney for over 20 years in California.

Terry M. Blaney - control person - Terry Blaney is the founder and former President and Chief Executive Officer of Consumer Credit Counseling Service of the Gulf Coast Area, Inc. (CCCS) and Money Management International (MMI). Currently, Mr. Blaney’s primary responsibilities focus on Corporate Relations and Business Development.

Mr. Blaney currently serves as Secretary of the Association of Independent Consumer Credit Counseling Agencies (AICCCA).

Mr. Blaney earned a Bachelor of Science degree in Business Administration from Phillips University in 1965. He has also successfully completed the Advanced Management Institute through Rice University’s Jesse H. Jones Graduate School of Administration, Office of Executive Development in 1998.

Executive Compensation

The following table sets forth certain information regarding executive officers and directors of UPB as of the date of this Prospectus:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation

Gary Leonard, Director, President	2008 2009	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Douglas Wagner, Secretary	2008 2009	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Notes:

1.
Our directors will hold office until the next annual meeting of the stockholders, which shall be held in June of 2009, and until successors have been elected and qualified.  Our Officers were appointed by our Directors and will hold office until he resigns or is removed from office.

2.
Mr. Leonard and Mr. Wagner have obligations to entities other than UPB.  We expect both to spend approximately 10 hours per week on our business affairs.  At the date of this Prospectus, UPB is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

3.
There has been no cash payment paid to the executive officer for services rendered in all capacities to us from inception to March  31, 2009. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us since inception to March 31, 2009.  No compensation is anticipated within the next six months to any officer or director of the Company.

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to UPB, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

UPB did not grant any stock options to the Executive Officer during the most recent fiscal year  ended December 31, 2008..

Employment Agreements

There are no employment agreements

Code of Ethics

The Company’s Board of Directors has approved a Code of Ethics for management relating to financial disclosures and filings related to future reporting requirements. A copy of the Code of Ethics will be made available to you by contacting the Company at 14711 Pano Lane, Houston, Texas 77070.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

Corporate Governance

The Board of Directors has approved an Internal Control Manual so that management has an organizational guide for the purpose of establishing policy toward Company wide treatment of check writing and receiving, as well as the items relating to disclosure to stockholders and regulators.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.

We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON STOCK AND RELATED
STOCKHOLDER MATTERS

As of the date of this Prospectus, there is no public market in UPB Corporation common stock.  This Prospectus is a step toward creating a public market for UPB stock, which may enhance the liquidity of UPB shares. However, there can be no assurance that a meaningful trading market will develop.  UPB Corporation and its management make no representation about the present or future value of UPB common stock.

As of the date of this Prospectus;

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of UPB Corporation;

2. There are currently 10,000,000 shares of UPB’s common stock held by three (3) stockholders, including its Officer and Director Gary Leonard, that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement of which this Prospectus is a part, there is no stock that has been proposed to be publicly offered resulting in dilution to current stockholders.

All of the presently outstanding shares of common stock (10,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”).

Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 75,000,000 shares of Common Stock, par value $.001 per share. As of March  31, 2009, we had 10,000,000 shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which stockholders are entitled to vote upon at all meetings of stockholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

Our common stock does not have preemptive rights, meaning that our common stockholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing stockholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in UPB. This lack of protection from dilution to minority stockholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of UPB.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Preferred Stock

UPB has no preferred stock authorized.

Market for Securities

There is currently no public trading market for our common stock.

This Prospectus relates to the sale of 5,000,000 shares of our common stock.

Equity Compensation Plan Information

The Company has no plans for establishing an equity compensation plan, but reserves the right to do so at some time in the future.

Holders

As of the date of this prospectus, UPB Corporation has 10,000,000 shares of $0.001 par value common stock issued and outstanding held by three (3) stockholders of record.

Reports

After this offering, UPB Inc. will furnish its stockholders with annual financial reports certified by UPB 's independent accountants via EDGAR, and may, in UPB 's discretion, furnish unaudited quarterly financial reports.

After this offering, UPB will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

Transfer Agent

We will use Delos Stock Transfer, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962, as our transfer agent.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this Prospectus. For future information about us and the securities offered under this Prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this Prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of UPB Inc.’s issuance of common stock which is presented as an exhibit to the Registration Statement filed with the Securities and Exchange Commission of which this Prospectus is a part.

The financial statements included in this Prospectus and in the Registration Statement have been audited by The Blackwing Group, LLC of Independence, MO, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding UPB’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such financial report given upon the authority of said firm as experts in auditing and accounting.

TRANSACTIONS WITH RELATED PERSONS,
PROMOTERS AND CERTAIN CONTROL PERSONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Gary Leonard, Officer and Director of UPB Corporation is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of UPB. We have not entered into any agreements that require disclosure to our stockholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	The Officers and Directors; Any person proposed as a nominee for election as a Director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On May 29, 2007, we subscribed 4,500,000 shares of our common stock to Mr. Gary L. Leonard, our President and Director, for a payment of $5,625 in cash. As of August 31, 2008 this amount has been paid. On May 29, 2007, we subscribed 4,500,000 shares of our common stock to Mr. George Vogelei, a private investor, for a payment of $5,625 in cash. As of August 31, 2008 this amount has been paid. On May 29, 2007, we subscribed 1,000,000 shares of our common stock to Mr. Terry Blaney, a private investor, for a payment of $1,250 in cash. As of August 31, 2008 this amount has been paid. We believe this issuance was deemed to be exempt under Section 4(2) of the Securities Act when it issued the shares of common stock to Gary Leonard. George Vogelei and Terry Blaney.  All purchasers of our common stock agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom. No advertising or general solicitation was employed in offering the securities.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “Independent Directors.”

LEGAL PROCEEDINGS

UPB is not currently a party to any legal proceedings. UPB’s agent for service of process in Nevada is:   Genesis Corporate Development, LLC. The telephone number is: (702) 301-7333.

UPB’s Officers and Directors have not been convicted in a criminal proceeding nor have they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

UPB’s Officers and Directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against UPB.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION

Our Bylaws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

EXPERTS

Our financial statements for the period from inception to December 31, 2008, included in this Prospectus, have been audited by The Blackwing Group, LLC, Independence, MO. Their telephone number is (816) 813-0098, as set forth in their report included in this Prospectus. Their report is given upon their authority as experts in accounting and auditing.  The financial statements for the period ended March 31, 2009 were prepared by management and are unaudited.

LEGAL MATTERS

Diane J. Harrison, Esq.,  has acted as our legal counsel in providing an opinion for this filing.

UPB, INC.

(A DEVELOPMENT STAGE COMPANY)

Audited Financial Statements

For the Period of May 29, 2007 (Inception) to December 31, 2007 and the

Year Ending December 31, 2008

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

UPB, INC.

(A DEVELOPMENT STAGE COMPANY)

Audited Financial Statements

For the Period of May 29, 2007 (Inception) to December 31, 2007 and the

Year Ending December 31, 2008

Page(s)
Independent Auditor’s Report	F-3

Balance Sheets as of December 31, 2008 and 2007	F-4

Statements of Operations for the year ended December 31, 2008, the period of May 29, 2007 (inception) to December 31, 2007 with cumulative totals from May 29, 2007 (Inception) to December 31, 2008	F-5

Statement of changes in stockholders’ equity from May 29, 2007 (Inception) to December 31, 2008	F-6

Statements of Cash Flows for the year ended December 31, 2008, the period of May 29, 2007 (inception) to December 31, 2007 with cumulative totals from May 29, 2007 (Inception) to December 31, 2008	F-7

Notes to the Audited Financial Statements	F-8-14

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

UPB, Inc.
14711 Pano Ln.
Houston, TX 77070-2226

We have audited the accompanying balance sheets of UPB, Inc. as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended and the period from May 29, 2007 to December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of UPB, Inc. as of December 31, 2008 and 2007, and the results of its operations, changes in stockholders’ equity and its cash flows for the periods then ended and the period from May 29, 2007 to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC
Independence, Missouri
June 26, 2009

UPB, INC.
(A Development Stage Company)
Balance Sheets

	December 31,
	2008	2007
ASSETS

Current assets
Cash	1,420	-
Prepaid expenses	10,000	-

Total current assets	11,420	-

Total assets	$11,420	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Loan from shareholder	300	-

Total current liabilities	300	-

Stockholders' Equity
Common stock, $.001 par value; 75,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2008 and 2007	10,000	10,000
Additional paid in capital	2,500	2,500
Subscription receivable	-	(12,500)
Deficit accumulated during the development stage	(1,380)	-
Total stockholders' equity	11,120	-

Total liabilities and stockholders' equity	$11,420	$-

See accompanying notes to financial statements

UPB, INC.
(A Development Stage Company)
Statements of Operations

			For the period from May 29, 2007 (inception) to December 31, 2008

	Year ended December 31,
	2008	2007

Revenue	$-	$-	$-

Operating Expenses
Professional fees	1,000	-	1,000
General and administrative	380	-	380
Total operating expenses	1,380	-	1,380

Net loss	$(1,380)	$-	$(1,380)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	10,000,000	10,000,000

See accompanying notes to financial statements

UPB, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period of May 29, 2007 (Inception) to December 31, 2008

	Common Stock		Additional Paid-In Capital	Subscription Receivable	Accumulated Deficit	Total
	Shares	Amount
Shares issued for subscription receivable	10,000,000	$10,000	$2,500	$(12,500)	$-	$-
Net loss, period ended December 31, 2007	-	-	-	-	-	-
	10,000,000	10,000	2,500	(12,500)	-	-

Cash received for subscription receivable	-	-	-	12,500	-	12,500
Net loss for the year ended December 31, 2008	-	-	-	-	(1,380)	(1,380)
	10,000,000	$10,000	$2,500	$-	$(1,380)	$11,120

See accompanying notes to financial statements

(A Development Stage Company)
Statements of Cash Flows

			For the period of May 29, 2007 (inception) to December 31, 2008

	Year ended December 31,
	2008	2007
Cash flows from operating activities
Net loss	$(1,380)	-	(1,380)
Adjustments to reconcile net income to net cash used in operating activities
Changes in operating assets and liabilities
Prepaid expenses	(10,000)		(10,000)
Net cash used in operating activities	(11,380)	-	(11,380)

Net cash used in investing activities	-	-	-

Cash flows from financing activities
Proceeds from shareholder loan	300		300
Proceeds from sale of stock	12,500		12,500
Net cash provided by financing activities	12,800	-	12,800

Net increase in cash	1,420	-	1,420

Cash at beginning of period	-	-	-

Cash at end of period	$1,420	$-	$1,420

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

UPB, INC.

(A Development Stage Company)

Notes to the Audited Financial Statements

For the Period of May 29, 2007 (Inception) to December 31, 2007 and the

Year Ending December 31, 2008

Note 1 – Nature of Business

The financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission; the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of the Company, all adjustments, including normal recurring adjustments necessary to present fairly the financial position of UPB, Inc., as of December 31, 2008 and 2007 and the results of its operations and cash flows for the periods then ended, have been included.

UPB, Inc. (“Company”) was organized May 29, 2007 under the laws of the State of Nevada for the purpose developing, producing and distributing a new product to the Bowling market, namely the patented Thum’s.  Thum is an insert to be used in public bowling alleys to be placed in generic sized bowling balls that are used by the general public. The insert for the bowling balls will be placed in the thumb of each bowling ball to allow a better fit for the general public.  The insert will address an area in the bowling market that has long been ignored.  There will be a demand for bowling alleys as well as individual purchasers.

The Company currently has no operations or realized revenues from its planned principle business purpose and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises,” is considered a Development Stage Enterprise.

The Company has elected a fiscal year end of December 31

Note 2 – Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

UPB, INC.

(A Development Stage Company)

Notes to the Audited Financial Statements

For the Period of May 29, 2007 (Inception) to December 31, 2007 and the

Year Ending December 31, 2008

Note 2 – Significant Accounting Policies (continued)

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of December 31, 2008 or 2007.

Cash deposits are held in reliable United States financial institutions and are insured up to $250,000 per depositor under the Federal Deposit Insurance Corporation (FDIC). At times, the Company may hold cash reserves in excess of insured amounts. As of December 31, 2008 or 2007, the Company did not have any deposits in excess of insured amounts.

Revenue recognition

Revenue is recognized after persuasive evidence of an arrangement exists, after delivery of goods has occurred or services have been rendered, after the price is fixed or determinable, and after collectability is reasonable assured.

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 “Accounting for Income Taxes,” and clarified by FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.”  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share Based Payment.”This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.”This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

UPB, INC.

(A Development Stage Company)

Notes to the Audited Financial Statements

For the Period of May 29, 2007 (Inception) to December 31, 2007 and the

Year Ending December 31, 2008

Note 2 – Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In May 2008, FASB issued Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, Accounting for Contingencies.

This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.

In May 2008, FASB issued Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. This pronouncement has no effect on this Company’s financial reporting at this time.

Recent Accounting Pronouncements

In March of 2008 the Financial Accounting Standards Board (FASB) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133, “Accounting for Derivatives and Hedging Activities.”  SFAS No. 161 has the same scope as Statement No. 133 but requires enhanced disclosures about (a) how and why an entity uses derivative instruments,

UPB, INC.

(A Development Stage Company)

Notes to the Audited Financial Statements

For the Period of May 29, 2007 (Inception) to December 31, 2007 and the

Year Ending December 31, 2008

Note 2 – Significant Accounting Policies (continued)

 Recent Accounting Pronouncements (continued)

(b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  SFAS No. 161 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In December, 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements, an amendment of ARB No. 51.”   SFAS No. 160 applies to “for-profit” entities that prepare consolidated financial statements where there is an outstanding non-controlling interest in a subsidiary.  The Statement requires that the non-controlling interest be reported in the equity section of the consolidated balance sheet but identified separately from the parent.  The amount of consolidated net income attributed to the non-controlling interest is required to be presented, clearly labelled for the parent and the non-controlling entity, on the face of the consolidated statement of income.  When a subsidiary is de-consolidated, any retained non-controlling interest is to be measured at fair value.  Gain or loss on de-consolidation is recognized rather than carried as the value of the retained investment.  The Statement is effective for fiscal years and interim periods beginning on or after December 15, 2008.  It cannot be adopted earlier but, once adopted, is to be applied retroactively.  This pronouncement has no effect on this Company’s financial reporting at this time.

In December 2007, the FASB issued SFAS No.141 (revised 2007), “Business Combinations” (“SFAS 141(R)”) and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). These standards aim to improve, simplify, and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The provisions of SFAS 141 (R) and SFAS 160 are effective for the fiscal year beginning April 1, 2009.  The adoption of SFAS 141(R) and SFAS 160 has not impacted the Company’s financial statements.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

UPB, INC.

(A Development Stage Company)

Notes to the Audited Financial Statements

For the Period of May 29, 2007 (Inception) to December 31, 2007 and the

Year Ending December 31, 2008

Note 3 – Stockholders’ Equity

Common stock

The authorized common stock of the Company consists of 75,000,000 shares with par value of $0.001.  On May 29, 2007, the Company authorized the issuance of 10,000,000 shares of its $.001 par value common stock at $0.00125 per share in consideration of $12,500 in cash. As of December 31, 2008, the 10,000,000 shares were issued.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2007 and since inception.  As of December 31, 2008 and since inception, the Company had no dilutive potential common shares.

Note 4 – Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry-forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry-forward period.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

UPB, INC.

(A Development Stage Company)

Notes to the Audited Financial Statements

For the Period of May 29, 2007 (Inception) to December 31, 2007 and the

Year Ending December 31, 2008

 Note 4 – Income Taxes (continued)

Income tax provision at the Federal statutory rate	35%
Effect of operating losses	-35%
0%

Net deferred tax assets consist of the following:

From Inception
Net operating loss carry forward	$1,380
Valuation allowance	(1,380)
Net deferred tax asset	$-

The Company did not pay any income taxes during the periods ended December 31, 2007 or 2008.

The net federal operating loss carry forward will expire in 2027.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 5 – Related Party Transactions

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

As of December 31, 2008 an officer of the Company has lent $300 at no interest to fund start up costs. The loan is due on demand and as such is included in current liabilities on the balance sheet. Imputed interest has been considered, but was determined to be immaterial to the financial statements as a whole and as such is not included herein.

UPB, INC.

(A Development Stage Company)

Notes to the Audited Financial Statements

For the Period of May 29, 2007 (Inception) to December 31, 2007 and the

Year Ending December 31, 2008

Note 6 – Warrants and Options

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

Note 7 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.

The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

UPB, INC.
(A DEVELOPMENT STAGE COMPANY)

Financial Statements

For the Three Months Ended March 31, 2009 and 2008 and the
Period of May 29, 2007 (Inception) to March 31, 2009

UPB, INC.
(A DEVELOPMENT STAGE COMPANY)

Financial Statements

For the Three Months Ended March 31, 2009 and 2008 and the
Period of May 29, 2007 (Inception) to March 31, 2009

Page(s)
Balance Sheets as of March 31, 2009 and December 31, 2008	F-17

Statements of Operations for the three months ended March 31, 2009 and 2008 and the period of May 29, 2007 (Inception) to March 31, 2009	F-18

Statements of Cash Flows for the three months ended March 31, 2009 and 2008 and the period of May 29, 2007 (Inception) to March 31, 2009	F-19

Notes to the Financial Statements	F-20-21

UPB, INC.
(A Development Stage Company)
Balance Sheets
	March 31, 2009	December 31, 2008

	(unaudited)
ASSETS

Current assets
Cash	$410	$1,420
Prepaid expenses	10,000	10,000

Total current assets	10,410	11,420

Total assets	$10,410	$11,420

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Loan from shareholder	$300	$300

Total current liabilities	300	300

Stockholders' Equity
Common stock, $.001 par value; 75,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000	10,000
Additional paid in capital	2,500	2,500
Deficit accumulated during the development stage	(2,390)	(1,380)
Total stockholders' equity	10,110	11,120

Total liabilities and stockholders' equity	$10,410	$11,420

See accompanying notes to financial statements

UPB, INC.
(A Development Stage Company)
Statements of Operations (unaudited)
			For the period from May 29, 2007 (inception) to March 31, 2009

	Three months ended March 31,
	2009	2008

Revenue	$-	$-	$-

Expenses
Professional fees	1,000	-	2,000
General and administrative	10	-	390
Total expenses	1,010	-	2,390

Net loss	$(1,010)	$-	$(2,390)

Basic and diluted loss per common share	$(0.00)	$-

Weighted average shares outstanding	10,000,000	10,000,000

See accompanying notes to financial statements

UPB, INC.
(A Development Stage Company)
Statements of Cash Flows (unaudited)

			For the period of May 29, 2007 (inception) to March 31, 2009

	Three months ended March 31,
	2009	2008
Cash flows from operating activities
Net loss	$(1,010)	$-	$(2,390)
Changes in operating assets and liabilities
Prepaid expenses	-	-	(10,000)
Net cash used in operating activities	(1,010)	-	(12,390)

Net cash used in investing activities	-	-	-

Cash flows from financing activities
Loan from shareholder	-	-	300
Proceeds from sale of stock	-	-	12,500
Net cash provided by financing activities	-	-	12,800

(Decrease) increase in cash	(1,010)	-	410

Cash at beginning of period	1,420	-	-

Cash at end of period	$410	$-	$410

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

UPB, INC.
(A Development Stage Company)
Notes to the Financial Statements
For the Three Months Ended March 31, 2009 and 2008 and the
Period of May 29, 2007 (Inception) to March 31, 2009

Note 1 – Nature of Business

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2009, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2007 audited financial statements.  The results of operations for the periods ended March 31, 2009 and 2008 are not necessarily indicative of the operating results for the full years.

UPB, Inc. (“Company”) was organized May 29, 2007 under the laws of the State of Nevada for the purpose developing, producing and distributing a new product to the Bowling market, namely the patented Thom’s.  Thum is an insert to be used in public bowling alleys to be placed in generic sized bowling balls that are used by the general public. The insert for the bowling balls will be placed in the thumb of each bowling ball to allow a better fit for the general public.  The insert will address an area in the bowling market that has long been ignored.  There will be a demand for bowling alleys as well as individual purchasers.

The Company currently has no operations or realized revenues from its planned principle business purpose and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises,” is considered a Development Stage Enterprise. The Company has elected a fiscal year end of December 31

Note 2 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

UPB, INC.
(A Development Stage Company)
Notes to the Financial Statements
For the Three Months Ended March 31, 2009 and 2008 and the
Period of May 29, 2007 (Inception) to March 31, 2009

Note 2 – Going Concern (continued)

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

UPB, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF

MAY 29, 2007 (DATE OF INCEPTION)

TO AUGUST 31, 2008

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055

Page
INDEPENDENT AUDITOR’S REPORT	F-24
FINANCIAL STATEMENTS

Balance Sheet	F-25
Statement of Operations	F-26
Statement of Cash Flows	F-27
Statement of Stockholders’ Equity	F-28
Notes to Financial Statements	F-29-36

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

UPB, Inc. (A Development Stage Company)
14711 Pano Lane
Houston, TX 77070

We have audited the accompanying balance sheet of UPB, Inc. (A Development Stage Company) as of August 31, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of UPB, Inc. (A Development Stage Company) as of August 31, 2008, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC
Issuing Office: Independence, MO
October 1, 2008

UPB, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
August 31, 2008

ASSETS

Current Assets
Cash and Cash Equivalents	2,500
Prepaid Expenses	10,000
Total Current Assets	10,000

Total Assets	12,500

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Note B)
Common stock, 0.001 par value;	-
75,000,000 shares authorized;	-
10,000,000 shares issued and outstanding	10,000
Additional Paid in Capital	2,500
Retained Earnings (Accumulated Deficit)	-
Total Stockholders' Equity	12,500

Total Liabilities and Stockholders' Equity	12,500

See Accompanying Notes to Financial Statements.

UPB, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED August 31, 2008

Total Income	-

Total Cost of Sales	-

Gross Margin	-

General and Administrative Expenses
Advertising	-
Consulting	-
Miscellaneous	-
Total Expenses	-

Net Income (Loss)	$-

Per Share Information:

Net Income (Loss) per share - 10,000,000 shares issued	$-

Basic weighted average number common stock shares outstanding	10,000,000

Diluted weighted average number common stock shares outstanding	10,000,000

See Accompanying Notes to Financial Statements.

UPB, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED August 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$-

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	-
( (Increase) decrease in:
Accounts Receivable	-
Prepaid Expenses	10,000
Increase (decrease) in:
Accounts Payable	-
Accrued Payroll Taxes	-
Net Cash Provided (Used) By Operating Activities	10,000

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities
2,500

CASH FLOWS FROM FINANCING ACTIVITIES

Capital Contributions	12,500
NetCash (Used) By Financing Activities	12,500

NET INCREASE (DECREASE) IN CASH	2,500

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$2,500

See Accompanying Notes to Financial Statements.

UPB, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON MAY 29, 2007
(Expressed in US Dollars)

Capital Stock Issued	Number of Common Shares	Par Value	Additional Paid In Capital	Deficit Accumulated	Total Stockholders' Equity (Deficit)

- May 29, 2007	10,000,000	0.001	2,500	-	12,500

				-	-
Balance as of August 31, 2008	10,000,000	0.001	2,500	-	12,500

See Accompanying Notes to Financial Statements.

UPB, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF MAY 29, 2007
TO AUGUST 31, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in preparing the Company for public reporting status, and the raising of capital.

A summary of significant accounting policies of UPB, Inc. (A Development Stage Enterprise) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

UPB, Inc. (“Company”) was organized May 29, 2007 under the laws of the State of Nevada for the purpose developing, producing and distributing a new product to the Bowling market. Namely the patented  Thom's.  Thum is an insert to be used in  public  bowling  alleys to be placed in generic sized bowling balls that are used by the general public.

The insert  for the  bowling  balls will be placed in the thumb of each  bowling ball to allow a better fit for the general  public.  The insert will address an area in the bowling  market that has long been  ignored.  There will be a demand for bowling alleys as well as individual purchasers.

The Company currently has no operations or realized revenues from its planned principle business purpose and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises,” is considered a Development Stage Enterprise.

The Company has elected a fiscal year end of December 31.

UPB, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF MAY 29, 2007
TO AUGUST 31, 2008

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on UPB, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. UPB, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

UPB, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF MAY 29, 2007
TO AUGUST 31, 2008

Advertising Costs

Advertising and promotions costs are expensed as incurred.  The Company incurred no such expenses since inception.

Company Year End

The Company has a December 31th year-end.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Common Stock

The Company has 75,000,000 shares of $0.001 par value common stock authorized and has not authorized any other form of stock including preferred stock.

UPB, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF MAY 29, 2007
TO AUGUST 31, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Depreciation

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.”  This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, “Implementation Guidance for FASB 123 (R).”  The staff  believes the guidance in the SAB will assist issuers in their initial implementation  of  Statement  123R and  enhance  the  information  received  by investors and other users of financial  statements,  thereby  assisting  them in making investment and other decisions.

UPB, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF MAY 29, 2007
TO AUGUST 31, 2008

This SAB includes  interpretive guidance related to share-based payment transactions with non-employees,  the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected  volatility  and expected  term),  the  accounting  for certain redeemable financials instruments issued under share-based payment arrangements, the  classification  of  compensation  expense,   non-GAAP  financial  measures, first-time  adoption of Statement 123R in an interim period,  capitalization  of compensation cost related to share-based  payment  arrangements,  the accounting for income tax effects of  share-based  payment  arrangements  upon  adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006 or fiscal year 2009 for us), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement. We do not expect that the adoption of SAB No. 108 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which a company measures assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009.  We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

UPB, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF MAY 29, 2007
TO AUGUST 31, 2008

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”). SFAS No. 158 requires companies to recognize in their statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year. Additionally, SFAS No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provision of SFAS No. 158 that will require us to recognize the funded status of our postretirement plans, and the disclosure requirements, will be effective for us as of December 31, 2009.  We do not expect that the adoption of SFAS No. 158 will have a material impact on our consolidated financial statements.

FAS  123(R)-5  was  issued  on  October  10,  2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in  contemplation  of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.  We will evaluate whether the adoption will have any impact on your financial statements.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operations.

UPB, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF MAY 29, 2007
TO AUGUST 31, 2008

Note 3 – STOCKHOLDERS’ EQUITY

Common stock

The authorized common stock of the Company consists of 75,000,000 shares with par value of $0.001.  On May 29, 2007, the Company authorized the issuance of 10,000,000 shares of its $.001 par value common stock at $0.00125 per share in consideration of $12,500 in cash. As of August 31, 2008, the 10,000,000 shares were issued.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding since inception.  As of August 31, 2008, 10,000,000 shares of common stock were issued and outstanding.

NOTE 4 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry-forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry-forward period.

UPB, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF MAY 29, 2007
TO AUGUST 31, 2008

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 – WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 7 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

OUTSIDE BACK COVER:

UPB, Inc.

6,000,000 Shares

Common Stock
$0.02 per Share

PROSPECTUS
, 2009

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Accounting, Legal and Professional Fees	$4,500
Edgar Filing Fees	800
Blue Sky Qualification Fees	500
Transfer Agent Fees	4,500
TOTAL	$10,300

RECENT SALES OF UNREGISTERED SECURITIES

On May 29, 2007, we subscribed 4,500,000 shares of our common stock to Mr. Gary L. Leonard, our President and Director, for a payment of $5,625 in cash. As of August 31, 2008 this amount has been paid. On May 29, 2007, we subscribed 4,500,000 shares of our common stock to Mr. George Vogelei, a private investor, for a payment of $5,625 in cash. As of August 31, 2008 this amount has been paid. On May 29, 2007, we subscribed 1,000,000 shares of our common stock to Mr. Terry Blaney, a private investor, for a payment of $1,250 in cash. As of August 31, 2008 this amount has been paid. We believe this issuance was deemed to be exempt under Section 4(2) of the Securities Act when it issued the shares of common stock to Gary Leonard. George Vogelei and Terry Blaney.  All purchasers of our common stock agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom. No advertising or general solicitation was employed in offering the securities.

Exhibit No.	Description

*3.1	Articles of Incorporation for UPB Corporation
*3.2	Bylaws of UPB Corporation
5.1	Opinion and Consent of Harold P. Gewerter, Esq.
*14.1	Code of Ethics
**99.1	Form of subscription agreement for Common Stock.

*Previously filed on November 7, 2008 as an exhibit within the S-1.
**Previously filed on December 19, 2008 as an exhibit within the S-1/A.

UNDERTAKINGS

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)
Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

 For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(v)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(vi)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas on July 29, 2009.

UPB Corporation

By:  /s/ Gary Leonard
Gary Leonard
President, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on July 29, 2009.

Signature                                           Title

/s/ Gary Leonard
Gary Leonard         President, Treasurer, and Director
Principal Executive Officer, Principal Financial
            Officer, and Principal Accounting Officer)

/s/ Douglas Wagner
Douglas Wagner                              Secretary